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                                 FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 6, 1996
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First Chicago NBD Corporation
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(Exact name of registrant as specified in its charter)

Delaware                              1-7127               38-1984850
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(State or other jurisdiction        (Commission            (IRS Employer
      of incorporation)             File Number)        Identification No.)


One First National Plaza, Chicago, IL                              60670
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(Address of principal executive offices)                         (ZIP Code)


Registrant's telephone number, including area code   312-732-4000
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ITEM 5.  OTHER EVENTS


     First Chicago NBD Corporation announced that it has completed the acquisition of Barrington Bancorp, Inc., and its wholly owned subsidiary, First Federal Savings Bank of Barrington, effective June 6, 1996.

     Under the terms of the January 25 agreement, the Corporation will issue
0.589 shares of its common stock for each outstanding share of Barrington Bancorp common stock. The Corporation is in the process of repurchasing shares of its common stock equal to the number expected to be issued in this acquisition. The transaction will be accounted for as a purchase.

     Also, First Federal Savings Bank of Barrington was merged into the Corporation's subsidiary, The First National Bank of Chicago, effective June 6, 1996. Complete integration of First Federal into The First National Bank of Chicago is expected later this year.




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              First Chicago NBD Corporation
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                              (Registrant)

Date:  June 7, 1996       By: /s/ M. Eileen Kennedy
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                              Title: Senior Vice President and
                                     Treasurer